EXHIBIT 23.8

CONSENT OF EXPERT

June 16, 2025

Eldorado Gold Corporation

United States Securities and Exchange Commission

Ladies and Gentlemen:

Re: Eldorado Gold Corporation

I, Mike Tsafaras, do hereby consent to (i) the written disclosure regarding:

•	sections 15, 16, 21 and 22 of the Technical Report, Efemçukuru Gold Mine, Turkey, effective December 31, 2023;
•	sections 15, 16, 21 and 22 of the Technical Report, Kişladağ Gold Mine, Turkey, effective January 17, 2020, originally prepared by Richard Miller;
•	the Efemçukuru underground Mineral Reserves;
•	the Skouries underground Mineral Reserves;
•	the Skouries (open pit) Mineral Reserves, originally prepared by Victor Vdovin; and
•	other information pertaining to these projects

and (ii) the references to the undersigned’s name in connection with the preparation and review of the aforementioned scientific or technical information, in each case, contained in or incorporated by reference into this Registration Statement on Form S-8 being filed by Eldorado Gold Corporation with the United States Securities and Exchange Commission, and any amendments thereto.

By:	/s/ Mike Tsafaras
Mike Tsafaras, P. Eng.